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                                                        EXHIBIT 4.14




                          PARTECH HOLDINGS CORPORATION
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NO. PAR


   COMMON STOCK                                                 COMMON STOCK

                                             CUSIP  702114 40 6
                                             See Reverse For Certain Definitions
THIS CERTIFIES that





is the owner of



        FULLY-PAID AND NONASSESSABLE SHARES WITH A PAR VALUE OF $0.15 PER SHARE OF THE COMMON STOCK OF PARTECH HOLDINGS CORPORATION, transferable on the books of the Corporation in person or by the Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                                          CONTINENTAL STOCK TRANSFER &
                                                TRUST COMPANY
                                                (Jersey City, N. J.)


Chief Executive Officer          Secretary              Authorized Officer
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                                                                    EXHIBIT 4.14

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common       UNIF GIFT MIN ACT- ______ Custodian _______
TEN ENT - as tenants by the entireties                  (Cust)           (Minor)
JT TEN  - as joint tenants with right             under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                       Act _______________
                                                                      (State)
    Additional abbreviations may also be used though not in the above list.

      For value received, ________________________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE _________________________________________

Please print or typewrite name and address including postal zip code of assignee

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

_______________________________________________________________________ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________________

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


_______________________              ___________________________________________
(Date)                               (Signature)

        NOTICE: The signature to this assignment must correspond with the name as written upon the face on the Certificate, in every particular, without alteration or enlargement, or any change whatsoever. If this certificate is to be transferred to another person, the above signature must be guaranteed by a participant in a Securities Transfer Association recognized signature program.


Signature Guaranteed:  ________________________________________________________

Under the Communications Act of 1934 Section 310(b)(1-4) (the "Communications Act"), a broadcast license may not be granted to, or held by, any corporation that is controlled, directly or indirectly, by any other corporation that has an alien as an officer, more than one-fourth of whose directors are aliens, or more than one-fourth of whose capital stock is owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if the Federal Communications Commission (the "FCC") finds that the public interest will be served by the refusal or revocation of such license. The Company has been advised that FCC staff has interpreted this provision of the Communications Act to require an affirmative public interest finding before a broadcast license may be granted to, or held by, any such corporation, and that the FCC has made such an affirmative finding only in limited circumstances. The Company controls corporations who either own or who will own a broadcast license; therefore, THE FOLLOWING MUST BE EXECUTED BY THE ASSIGNEE OF THIS CERTIFICATE BEFORE TRANSFER MAY BE MADE ON THE BOOKS OF THE
COMPANY:

The undersigned hereby certifies that the assignee of the stock referred to in the foregoing Assignment.

_____ is an Alien (as defined below)   or    _____ is not an Alien

and that if any other person can direct or condition the disposition or transfer of the stock hereof or if such stock is held for the account of any other person, to the best of the undersigned's knowledge, such other person:

_____ is an Alien (as defined below),    _____ is not an Alien,    or    _____
not applicable

Alien is defined hereinabove as (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the Untied States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing.

____________________________        ______________________________
Signature                           Dated: